SCOTTISH & SOUTHERN ENERGY plc

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Amended and Restated Deposit Agreement

Dated as of December __, 2005

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of December ●, 2005 among SCOTTISH & SOUTHERN ENERGY plc, a public limited company incorporated in Scotland (herein called the Company), DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation organized and existing under the laws of the State of New York as a trust company and an indirect wholly owned subsidiary of Deutsche Bank AG (herein called the Depositary), and all HOLDERS from time to time of American Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS, the Company has established an ADR facility to provide for the deposit of the Shares and the creation of American depositary shares representing the Shares so deposited pursuant to the Deposit Agreement, dated as of December 18, 1991 in relation to the American Depositary Receipt program (the "Old Deposit Agreement"), by and among the Company, The Bank of New York and all Holders from time to time of American depositary receipts ("Old Receipts") issued thereunder;

WHEREAS, pursuant to a letter dated November 10, 2005 (the "Notice Letter") the Company has provided written notice to The Bank of New York that the Company desires to remove The Bank of New York as Depositary under Section 5.04 of the Old Deposit Agreement and to appoint the Depositary as successor depositary thereunder;

WHEREAS, pursuant to the Notice Letter, the Depositary has accepted its appointment as successor depositary under the Old Deposit Agreement and has agreed to be bound by all of the terms and provisions binding upon the depositary under the Old Deposit Agreement;

WHEREAS, the Company and the Depositary, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares of the Company from time to time with the Depositary or with the Custodian as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A and B annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Terms Defined. The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement.

The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent rights to receive one (1) Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 (a) or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent rights to receive the amount of Deposited Securities specified in such Sections.

The term “Articles” shall mean the Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

The term “Companies Act” shall mean the Companies Act 1985 of the United Kingdom, as amended by the Companies Act 1989 of the United Kingdom and as it may be further amended or re-enacted from time to time.

The term “Company” shall mean Scottish & Southern Energy plc, a public limited company incorporated in Scotland and its successors.

The term “Custodian” shall mean, as of the date hereof, State Street Bank and Trust Company, a company organized and existing under the laws of the Commonwealth of Massachusetts, the United States of America as custodian, as agent of the Depositary for the purposes of this Deposit Agreement, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to Section 5.05 as substitute custodian hereunder.

The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

The term “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank AG, currently having its office for the administration of its American depositary receipt business (the “Depositary’s Office”) at 60 Wall Street, New York, New York 10005, and its successors as depositary hereunder pursuant to Section 5.04.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of Shares, other securities, property or cash previously received by the Depositary or the Custodian and at such time held hereunder.

The term “Directors” shall mean the directors of the Company.

The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

The term “Pre-release” shall have the meaning set forth in Section 2.09.

The term “Receipt Registrar” shall mean the Depositary, or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary, to register transfers of Receipts and to countersign Receipts as herein provided, and shall include any co-registrar appointed by the Depositary upon the prior written notification to the Company for such purposes.

The term “Receipts” or “American Depositary Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

The term “Regulation S” shall mean Rules 901 through 904, inclusive, under the Securities Act of 1933, as such Rules may from time to time be amended.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

The term “Share Registrar” shall mean the registrar of the Company’s register of holders of Shares from time to time or, in the absence of such registrar, the Company.

The term “Shares” shall mean the Ordinary Shares of 50 pence each in the capital of the Company. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

The term “stamp taxes” shall mean, as the context may require, (a) any stamp duty reserve tax imposed by Part IV of the Finance Act 1986 of the United Kingdom (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or (b) any stamp duty imposed by Part III of the Finance Act 1986 of the United Kingdom (or any statutory modification or reenactment thereof) on any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or (c) both of them.

The term “U.S. dollars” or “$” shall mean United States dollars. The term “pounds sterling” or “₤” shall mean pounds sterling of the United Kingdom and the term “pence” or “p” shall mean pence of the United Kingdom.

ARTICLE II

Form of Receipts, Deposit of Shares, Execution and
Delivery, Transfer and Surrender of Receipts

SECTION 2.01. Form and Transferability of Receipts. Receipts shall be substantially in the form set forth in Exhibits A and B hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts may be issued in denominations of whole numbers of American Depositary Shares only. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Receipt Registrar or co-registrar shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized signatory of the Receipt Registrar, or any co-registrar. If a Receipt Registrar shall have been appointed, Receipts bearing the manual or facsimile signature of anyone who was at any time a duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to be a duly authorized signatory of the Depositary prior to the signature of the Receipt Registrar or any co-registrar and delivery of such Receipts or was not a duly authorized signatory of the Depositary at the date of issuance of such Receipts. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement or the Articles as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable stamp taxes) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. The Depositary may also require that any Shares deposited be registered in the name of the Depositary, the Custodian or the nominee or nominees of either of them or such other name as the Depositary and the Company shall require.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of Shares to be deposited hereunder, together with the other documents and payments herein specified, the Custodian shall take action to present such Shares to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary or the Custodian or the nominee or nominees of either of them, at the cost and expense of the holder making such deposit.

Deposited Shares shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.

SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by the Custodian of any deposit pursuant to Section 2.02 (and in addition, if the transfer books of the Company are open, or the Depositary so requires, a proper acknowledgement or other evidence from the Company or the Share Registrar satisfactory to the Depositary that any deposited Shares have been recorded upon the Company’s books (or by the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) in the name of the Depositary or the Custodian or the nominee or nominees of either of them), together with the other documents and payments required as above specified, the Custodian shall notify the Depositary of such deposit, the person or persons to whom or upon whose written order a Receipt or Receipts is or are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex, or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Depositary’s Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts registered in the name or names of, and evidencing any authorized number of American Depositary Shares requested by, such person or persons, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes (including, without limitation, amounts in respect of any applicable stamp taxes), duties and other governmental charges and fees payable (whether by the Depositary, the Custodian or a nominee of either of them) in connection with such deposit, the transfer of the deposited Shares and the issuance of such Receipt or Receipts.

SECTION 2.04. Transfer of Receipts; Combinations and Split-ups of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender at any of its designated transfer offices of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Depositary’s Office of a Receipt for the purpose of transfer and withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Articles and the Deposited Securities, the Holder of such Receipt shall be entitled to delivery, to or upon the order of such Holder, of the Deposited Securities at the time evidenced by such Receipt.

Delivery of such Deposited Securities may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of the Custodian, subject to Sections 2.06, 2.09, 3.01, 3.02, and 3.04 and pursuant to the other terms and conditions of this Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositary’s Office of any cash, dividends, distributions or rights with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Depositary’s Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the presenter of the Receipt or the depositor of Shares of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto (including any such tax, duty or other governmental charge with respect to Shares being deposited, to the Receipts being issued or to Deposited Securities being withdrawn) and any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the Share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar); (ii) payment of any applicable fees as herein provided; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such reasonable regulations, if any as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

Notwithstanding any provision of this Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A) (1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which (a) if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such provisions or (b) would thereby infringe any provision of the Articles. The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver, upon payment of the fees as herein provided, a new Receipt evidencing the same number of Shares, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy physical Receipts so canceled twenty (20) days after such cancellation and records of electronic Receipts one year subsequent to any removal or resignation of the Receipt Registrar.

SECTION 2.09. Pre-Release; Share Lending. The Depositary may issue Receipts against rights to receive Shares from the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar). No such issue of Receipts will be deemed a “Pre-release” that is subject to the restrictions of the following paragraph.

Neither the Depositary nor the Custodian will lend Shares or other Deposited Securities held hereunder except to the extent contemplated by the following sentence. The Depositary may (but is not required to) issue from time to time Receipts prior to the delivery to it or the Custodian for deposit, pursuant to Section 2.02, of the Shares in respect of which such Receipts are issued (each a “Pre-release”). The Depositary will not make a Pre-release of any Receipts (each a “Pre-released Receipt”) unless (a) the person to, or upon the order of, which Pre-released Receipts are delivered is obligated to deliver to the Depositary or the Custodian either (i) the same number of Shares as the Shares represented by such Pre-released Receipts or (ii) Receipts representing the same number of Shares as are represented by such Pre-released Receipts; and (b) the obligation of such person to deliver Shares (or a Receipt or Receipts in lieu thereof) pursuant to clause (a) shall, at all times, be fully collateralized with cash or United States government securities. The Depositary intends to Pre-release Receipts only pursuant to agreements that contain provisions whereby the person to whom a Pre-release is made represents and warrants that, at the time of the Pre-release, such person, or its customer, is the owner of the Shares for each Receipt that is the subject of the Pre-release. In addition, it is the Depositary’s standard practice with respect to such Pre-releases (x) to enter into an agreement with the person seeking to engage in such a transaction providing that the Pre-release be terminable by the Depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate; (y) to limit the number of Receipts involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Pre-released Receipts outstanding under this Section 2.09), or Shares held under the terms of the Receipts, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; and (z) to set limits with respect to the number of Receipts involved in Pre-releases to be done with any one person on a case by case basis as it deems appropriate.

Collateral held pursuant to clause (b) above shall be held by the Depositary for the benefit of the Holders of Receipts. The Depositary may, however, retain for its own account any earnings thereon and any other compensation received by it in connection with the issuance of Pre-released Receipts.

Nothing in this Deposit Agreement or in the Receipts (including, without limitation, this Section 2.09 and paragraph (3) of the Receipts) shall in any way impair any right or obligation of any party hereto under any other agreement between the Company and any party hereto relating to Pre-release.

ARTICLE III

Certain Obligations of Holders of Receipts

SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder of a Receipt, in addition to complying with the provisions of Section 2.02 hereof, may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) of the Shares presented for deposit, to execute and deliver to the Depositary or the Custodian such certificates, and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities under-lying such Receipt until the foregoing is accomplished to the Depositary’s satisfaction.

SECTION 3.02. Liability of Holder for Taxes. Any tax, duty or other governmental charge (including, without limitation, any stamp taxes) or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying any Receipt shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any transfer and withdrawal of Deposited Securities underlying such Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying such Receipt, or may sell for the account of the Holder thereof any part or all of the other Deposited Securities underlying such Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder of such Receipt remaining liable for any deficiency may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 3.03. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are validly issued and outstanding, fully paid, non-assessable and free of preemptive rights and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that the deposit of Shares or the sale of the Receipts issued upon such deposit is not restricted under the securities laws of the United States. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to Article 50 of the Articles. All such representations and warrants shall survive the deposit of Shares and issuance and transfer of Receipts therefore.

SECTION 3.04. Disclosure of Beneficial Ownership. (a) Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company, pursuant to the Articles or the Companies Act, to provide information as to the capacity in which such Holder owns Receipts, the identity of any other person interested (as defined in the Articles or the Companies Act) in such Receipts and the nature and extent of such interest and any other information required by such request in the Articles or the Companies Act.

(b) Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying such Holder's Receipts and, if such Shares, together with all other such Shares in which such Holder has an interest, represent 0.25 percent or more of the nominal value of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such Receipts.

(c) Each Holder agrees to comply with the provisions of the Articles and the Companies Act with regard to notification to the Company of interests in Shares.

(d) If the Company requests information from the Depositary or the Custodian as the registered holder of Shares and such request complies with the Articles, the obligations of the Depositary or the Custodian, as the case may be, to provide information in respect of such request shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Agreement.

ARTICLE IV

The Deposited Securities

SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, promptly convert such dividend or distribution into U.S. dollars and shall distribute promptly the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. The Company will remit to the appropriate governmental agency in the United Kingdom all amounts (if any) required to be withheld and owing to such agency by the Company. The Depositary will remit to the appropriate governmental agency in the United Kingdom all amounts required to be withheld and owing to such agency by the Depositary. The Depositary will promptly forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders.

SECTION 4.02. Distributions Other Than Cash or Shares. Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.03. Distribution in Shares. (a) if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and shall if the Company shall so request, distribute promptly to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution, after deduction or upon payment of (a) the fees and charges of, and expenses incurred by, the Depositary and (b) taxes. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute promptly the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

(b) In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid Shares instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders of Receipts and, if such option is to be made available to Holders, the procedures to be followed.

(c) If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the distribution of the net proceeds of any such sale by the Depositary to the Holders entitled hereto as in the case of a distribution received in cash.

SECTION 4.04. Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars or in pounds sterling to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefore in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges); or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such Warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any Receipt or Receipts or otherwise.

If a registration statement under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States (as defined in Regulation S) unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to such Holders are exempt from registration under the provisions of such Act.

SECTION 4.05. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars, and such U.S. dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled to receive the same.

SECTION 4.06. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company, for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give voting instructions in proportion to the number of American Depositary Shares held by them, respectively.

SECTION 4.07. Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter and to the extent permitted by law, mail to the Holders a notice which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to vote the number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt. In accordance with the Articles and Scots law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company’s request for information of the nature referred to in Section 3.04 may result, inter alia, in withdrawal of the voting rights attaching to the Shares underlying the Receipts held by that Holder and thus of the rights described in this Section 4.07 to direct the voting of Deposited Securities underlying such Receipts.

SECTION 4.08. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the approval of the Company, and shall if the Company shall so request and, subject to Section 5.07, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09 Reports. The Depositary shall make available for inspection by Holders at the Depositary’s Office and at any other designated transfer offices, any reports and communications received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such reports when furnished by the Company pursuant to Section 5.06.

SECTION 4.10. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to the Company a list, as of that date or a specified date in the future, of the names and addresses of, and holdings of American Depositary Shares by, all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11 Withholding. Notwithstanding any other provision of this Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefore) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefore, in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Holders shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

ARTICLE V

The Depositary, the Custodian
and the Company

SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at such transfer office for the registration of Receipts and transfer of Receipts which at all reasonable times shall be open for inspection by the Holders and the Company: provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts, the Shares or the Articles.

The Depositary may close the transfer books (a) after consultation with the Company, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt Registrar, unless any other bank or trust company having an office in the Borough of Manhattan, The City of New York, shall have been appointed by the Depositary. Upon prior written notification to the Company, the Depositary may appoint a Receipt Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges. Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon prior written notification to the Company.

The Depositary, upon prior written notification to the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed by the Depositary upon prior written notification to the Company and substitutes appointed by the Depositary upon prior written notification to the Company. Each Receipt Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto but only to the extent that the Depositary would in similar circumstances be entitled so to require.

The Company shall have the right to inspect transfer and registration records of the Depositary relating to Receipts, to take copies thereof and to require the Depositary, the Receipt Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02. Prevention or Delay in Performance by the Depositary, the Company or the Directors. None of the Depositary, the Company or any Director shall incur any liability to any Holder if, by reason of any provision of any present or future law of the United States, the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, the Company or any Director shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Company or any Director incur any liability to any Holder by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Articles.

SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders (including, without limitation, liability with respect to the validity or worth of, or investment risk associated with acquiring an interest in, the Deposited Securities), except that it agrees to use its reasonable efforts and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

Neither the Company nor any Director assumes any obligation nor shall any of them be subject to any liability under this Deposit Agreement to Holders, except that each agrees to use its or his reasonable efforts and good faith in the performance of its or his obligations set forth in this Deposit Agreement.

None of the Depositary, the Company and any Director shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its or his opinion may involve it or him in expense or liability, unless indemnity satisfactory to it or him against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

None of the Depositary, the Company and any Director shall be liable for any action or non-action by it or him in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it or him in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith.

Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.

Subject to the Articles and this Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

The Depositary and its agents shall not be liable for any acts or omissions made by a predecessor or successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly before the appointment of or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. (a) The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

(b) The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

(c) In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Company may reasonably request. Any such successor depositary shall mail notice of its appointment within 30 days to the Holders.

(d) Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodian. The Depositary has appointed State Street Bank and Trust Company as Custodian and agent of the Depositary for the purposes of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least ninety (90) days prior to the date on which such resignation is to become effective. The Depositary shall, promptly after receiving such notice, appoint a substitute custodian upon prior notification to the Company, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute custodian approved by the Company (such approval not to be unreasonably withheld), which shall thereafter be the Custodian hereunder, and upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian. Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor Depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor Depositary and the appointment of such successor Depositary shall in no way impair the authority of the Custodian hereunder; but the successor Depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give the Custodian full and complete power and authority as agent hereunder of such successor Depositary.

SECTION 5.06. Notices and Reports. On or before the first date of giving by the Company of notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Custodian and the Depositary a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company shall also promptly furnish to the Depositary and the Custodian such quantities of any other reports and communications that are generally provided by the Company to holders of its Shares as may be required by the Depositary for it to provide such material to all Holders.

The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Shares, and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and communication available to all Holders on a basis similar to that for holders of Shares, or on such other basis as the Company may advise the Depositary may be required by any applicable law or regulation or any requirement of any stock exchange to which the Company may be subject. Promptly upon any amendment to the Articles or change therein, the Company shall transmit to the Custodian a copy of the Articles as so amended or changed. The Depositary may rely upon such copies for all purposes of this Deposit Agreement. The Depositary will make such copies, a copy of this Deposit Agreement and such notices, reports and communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.07. Issuance of Additional Shares, etc. The Company agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities, it will take all steps reasonably necessary to ensure that no violation by the Company of the Securities Act of 1933 will result from such issuance.

The Company agrees with the Depositary that neither the Company nor any Company controlled by the Company will at any time deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any Company under the control of the Company, unless (i) a registration statement is in effect as to such Shares or other Deposited Securities under the Securities Act of 1933 or (ii) the offer or sale of such Shares or other Deposited Securities is exempt from registration under the provisions of the Securities Act of 1933 or the transaction is exempt under such Act.

The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 5.08. Indemnification. (a) The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability, cost or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, or from any registration with the commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (i) by either the Depositary or the Custodian, except for any liability, cost or expense arising primarily out of the negligence or bad faith of, or breach of this Deposit Agreement or any other agreement by, either of them, and, except to the extent that such liability, cost or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information or (ii) by the Company or any of its agents.

(b) The indemnities contained in subsection (a) shall not extend to any liability, cost or expense which may arise out of any Pre-release Arrangements (including without limitation any claim that any party to a Pre-release Arrangement may assert relating to such Pre-release Arrangement). For this purpose, the term “Pre-release Arrangement” means any arrangement entered into by the Depositary or the Custodian (other than any such arrangement to which the Company is a party) to implement or carry out any one or more Pre-releases (including without limitation any arrangement made pursuant to the third, fourth and fifth sentences of the second paragraph of Section 2.09), but does not include the issuance, transfer or exchange of any Pre-released Receipts or any other act performed or omitted in accordance with the provisions of this Deposit Agreement or the Receipts (other than Section 2.09 of this Deposit Agreement and comparable provisions contained in the Receipts).

(c) The Depositary agrees to indemnify the Company and to hold it harmless from any liability, cost or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian primarily due to their negligence or bad faith or breach of this Deposit Agreement.

(d) The Depositary and the Company and any of their respective agents shall not be liable to either party for any indirect, special, consequential or punitive damages (collectively "Special Damages") except to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought.

(e) The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.09. Charges of the Depositary. Subject to Section 3.02 and the second paragraph of this Section 5.09 (and paragraph (6) of the ADR), the Company agrees to pay the charges and expenses of the Depositary and those of any Receipt Registrar, co-transfer agent and co-registrar under this Deposit Agreement that are agreed between the Company and the Depositary in writing from time to time. Such charges may at any time and from time to time be changed by written agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian (and of changing the Custodian) are for the sole account of the Depositary.

The Depositary may charge any party to whom Receipts are issued a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance of a Receipt. The Depositary may charge any party who surrenders Receipts against delivery of Deposited Securities (including any party who surrenders Receipts after termination of the Deposit Agreement) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the surrender of a Receipt. The Depositary may charge any Holder a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) with respect to (i) Receipts which are issued in connection with any distribution of Shares pursuant to the first sentence of Section 4.03 (a) or (ii) additional or new Receipts which are issued pursuant to the second sentence of Section 4.08. In addition, the Depositary may charge a fee of up to $0.02 per American Depositary Share with respect to any cash distribution made pursuant to the Deposit Agreement, including such cash distributions made pursuant to Section 4.01 through 4.05 and a fee of up to $0.05 per American Depositary Share with respect to the distribution of rights pursuant to Section 4.04.

The Company or the Depositary will, as agreed in writing between the Company and the Depositary from time to time, pay all other charges and expenses of the Depositary, with the exception of (1) any tax, duty or other governmental charge (including, without limitation, any amounts in respect of any applicable stamp taxes), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Share Registrar and accordingly applicable to transfers of Shares to the name of the Depositary of the Custodian or the nominee of either on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, (4) amounts deducted from the proceeds of sales pursuant to Sections 4.02, 4.03 or 4.04 and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars pursuant to Section 4.05 (which are reimbursable out of such foreign currency).

SECTION 5.10. Available Information to the Commission. The Company agrees that, so long as this Deposit Agreement remains in effect, it will either: (i) furnish the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, and otherwise comply with the exemption provided by such Rule, or (ii) be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports and other information with the Commission. Reports and other information furnished by the Company to the Commission can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Commission located at 100 F Street, N.E., Room 1580, Washington D.C. 20549.

ARTICLE VI

Amendment and Termination

SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable.

Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that, the parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any such amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefore the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company (which shall be confirmed in writing) terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, such termination to become effective by the Depositary mailing notice of such termination to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall, in accordance with and subject to the provisions of this Deposit Agreement, (a) continue to collect dividends and other distributions pertaining to Deposited Securities, (b) sell rights as provided in this Deposit Agreement and (c) continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

Miscellaneous

SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except as expressly provided in Section 5.08 with respect to any co-transfer agent or co-registrar. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its affiliates may at any time have multiple banking relationships with the Company and its affiliates, (ii) the Depositary and its affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders may have interests and (iii) nothing contained in this Deposit Agreement shall (a) preclude the Depositary or any of its affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Holders Parties; Binding Effect. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Articles and of the Receipts by acceptance of the Receipts. Each Holder agrees that, by accepting a Receipt, such Holder shall hold such Receipt subject to, and with the obligations of, the provisions hereof, the Articles and the Shares.

SECTION 7.05. Notices. (a) To the Company. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to the Company at 16 Rothesay Terrace, Edinburgh EH3 7SE, Scotland, or any other person or place as shall be specified in writing by the Company.

(b) To the Depositary. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: ADR Division, 27th Floor, or any other place to which the Depositary may have transferred the Depositary’s Office.

(c) To any Holder. Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile (or if expressly agreed between a Holder, the Company and the Depositary, electronic) transmission confirmed by letter, addressed to such Holder at the address of such Holder (each at the expense of the Company, unless otherwise agreed in writing between the Company and the Depositary) as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d) General. Delivery of a notice sent to the Company or the Depositary shall be deemed to be effected when received. Delivery of a notice sent to a Holder by mail or by cable, telex or facsimile (or if expressly agreed between a Holder, the Company and the Depositary, electronic) transmission shall be deemed to be effected at the time when a duly addressed letter containing such notice (or a confirmation thereof in the case of a cable, telex or facsimile (or if expressly agreed between a Holder, the Company and the Depositary, electronic) transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile (or if expressly agreed between a Holder, the Company and the Depositary, electronic) transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile (or if expressly agreed between a Holder, the Company and the Depositary, electronic) transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

SECTION 7.07. Headings. Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.08. Conflict with Articles. If any provision of this Deposit Agreement conflicts with any provision of the Articles, the Articles shall govern (except to the extent that any provision of the Articles is expressly stated to be subject to this Deposit Agreement).

IN WITNESS WHEREOF, SCOTTISH & SOUTHERN ENERGY plc and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

SCOTTISH & SOUTHERN ENERGY plc

By:
Title

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Title

By:
Title

EXHIBIT A TO
DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

***********************	***********************
* NUMBER *	* DEPOSITARY SHARES*
***********************	***********************

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES OF

SCOTTISH & SOUTHERN ENERGY plc

(Incorporated in Scotland)

DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation organized and existing under the laws of the State of New York as a trust company, as Depositary (herein called the Depositary), hereby certifies that ______________________________ is the owner of __________________ American Depositary Shares (herein called American Depositary Shares), representing Ordinary Shares of fifty (50) pence each (or evidence of rights to receive Ordinary Shares) (herein called Shares) of Scottish & Southern Energy plc, a public limited company incorporated in Scotland (herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share deposited under the Deposit Agreement (hereinafter defined) at the principal office of the Custodian appointed under the Deposit Agreement (herein called the Custodian).

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS
 as Depositary and Registrar

By:___________________________
Authorized Signatory

Countersigned:

By:_______________________
     Authorized Signatory

THE ADDRESS OF THE DEPOSITARY’S OFFICE IS 60 WALL STREET, NEW YORK, NEW YORK 10005.

[Names and addresses of any co-registrars and co-transfer agents]

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue (the “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of December [  ], 2005 (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and each person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose (each a “Holder”), each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof, hereof and of the Shares. The Deposit Agreement sets forth the rights and obligations of Holders of Receipts and the rights and duties of the Depositary in respect of Shares deposited thereunder and any and all other securities, property and cash received at any time in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement, the Shares and the Company’s Memorandum and Articles of Association (the “Articles”) are on file at the office of the Depositary for the administration of its American depositary receipt business (the “Depositary’s Office”), at the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement, as well as the Shares and the Articles, and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Depositary’s Office of this Receipt, upon payment of the fee of the Depositary provided for in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Articles, the Shares and the other Deposited Securities, the Holder hereof is entitled to delivery, to or upon the order of such Holder, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.

Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by such Holder, or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. By ordering delivery of certificates in the name of any person, the Holder hereof will warrant that such person agrees to be bound by all of the terms and conditions of the Articles (such warranty surviving the delivery of the Deposited Securities pursuant to this paragraph). Such delivery will be made, subject to the Deposit Agreement and the Articles, without unreasonable delay at the principal office of the Custodian or, at the request of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities and proper documents of title therefor for delivery at the Depositary’s Office; provided that the forwarding of Shares or other Deposited Securities for such delivery at the Depositary’s office shall be at the risk and expense of the Holder hereof.

(3) Transfers, Split-ups and Combinations; Limitations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, until the transfer books of the Depositary are closed as set forth in paragraph (4) of this Receipt, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, however, that the Depositary may close the transfer books (a) after consultation with the Company at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or (b) at the request of the Company. Except as set forth above, this Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable stamp taxes) payable with respect thereto, any share transfer or registration fees in effect for the registration or registration of transfers of Shares generally on the register of the Share Registrar (or of any co-registrar); (ii) payment of any applicable fees as provided in paragraph (6) of this Receipt; (iii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iv) compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to deliver Deposited Securities or Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against deposits of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Receipt or the Deposit Agreement or for any other reason. Notwithstanding any provision of this Receipt or the Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I (A) (1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

The Depositary may issue Receipts against rights to receive Shares from the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Share Register). No such issue of Receipts will be deemed a “Pre-release” that is subject to the restrictions of the following paragraph.

Neither the Depositary nor the Custodian will lend Shares or Deposited Securities held under the Deposit Agreement except to the extent contemplated by the following sentence. The Depositary may (but is not required to) issue from time to time Receipts prior to the delivery to it or the Custodian for deposit, pursuant to Section 2.02 of the Deposit Agreement, of the Shares in respect of which such Receipts are issued (each such issue a “Pre-release”). The Depositary will not make a Pre-release of any Receipts (each a “Pre-released Receipt”) unless (a) the person to, or upon the order of, which Pre-released Receipts are delivered is obligated to deliver to the Depositary or the Custodian either (i) the same number of Shares as the Shares represented by such Pre-released Receipts or (ii) Receipts representing the same number of Shares as are represented by such Pre-released Receipts; and (b) the obligation of such person to deliver Shares (or a Receipt or Receipts in lieu thereof) pursuant to clause (a) shall, at all times, be fully collateralized with cash or United States government securities. The Depositary intends to Pre-release Receipts only pursuant to agreements that contain provisions whereby the person to whom a Pre-release is made represents and warrants that, at the time of the Pre-release, such person, or its customer, is the owner of the Shares for each Receipt that is the subject of the Pre-release. In addition, it is the Depositary’s standard practice with respect to such Pre-releases (x) to enter into an agreement with the person seeking to engage in such a transaction providing that the Pre-release be terminable by the Depositary on not more than five (5) business days’ notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate; (y) to limit the number of Receipts involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Pre-released Receipts outstanding under Section 2.09 of the Deposit Agreement), or Shares held under the terms of the Receipts, provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; and (z) to set limits with respect to the number of Receipts involved in Pre-releases to be done with any one person on a case by case basis as it deems appropriate.

Collateral held pursuant to clause (b) above shall be held by the Depositary for the benefit of the Holders of Receipts. The Depositary may, however, retain for its own account any earnings thereon and any other compensation received by it in connection with the issuance of Pre-released Receipts.

Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which (a) if sold by the Holder thereof in the United States (as defined in Regulation S under the Securities Act of 1933) would be subject to the registration provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares or the sale of such Shares would be exempt from such provisions or (b) would thereby infringe any provisions of the Articles. The Depositary may accept Shares which the Depositary believes have been withdrawn from a restricted American depositary receipt facility established or maintained by a depositary bank for deposit only if such Shares have been acquired in a transaction (i) registered under the Securities Act of 1933, (ii) in compliance with Regulation S under the Securities Act of 1933, or (iii) in accordance with Rule 144 under the Securities Act of 1933, and the Depositary may, as a condition to accepting the deposit of such Shares, require the person depositing such Shares to provide the Depositary with a certificate in writing to the foregoing effect. The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may be reasonably specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

(4) Liability of Holder for Taxes. Any tax, duty or other governmental charge (including, without limitation, any stamp taxes) or expense payable by the Custodian, the Depositary or the nominee or nominees of either as the registered holder of any Deposited Securities underlying this Receipt shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities underlying this Receipt until such payment is made, and may withhold any cash dividends or other cash distributions constituting Deposited Securities underlying this Receipt, or may sell for the account of the Holder hereof any part or all of the other Deposited securities underlying this Receipt, and may apply such cash or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), the Holder hereof remaining liable for any deficiency.

(5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and non-assessable and free of preemptive rights, and that the person making such deposit is duly authorized so to do. Every such person (other than the Company) shall also be deemed to represent that the deposit of Shares or the sale of Receipts issued upon such deposit is not restricted under the securities laws of the United States. In addition, such person shall be deemed to represent that such Shares (i) are not a holding, or part of a holding, representing an “interest” (as defined in the Relevant Article) in Relevant Shares (as defined in such Relevant Article) (other than interests, if any, of Permitted Persons, as defined in such Relevant Article) and (ii) are not liable to disenfranchisement or disposal by the Company pursuant to the Relevant Article or Article 50 of the Articles. All such representations and warranties shall survive the deposit of Shares and issuance of Receipts therefor.

(6) Charges of Depositary. The Depositary may charge any party to whom Receipts are issued a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance of a Receipt. The Depositary may charge any party who surrenders Receipts against delivery of Deposited Securities a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the surrender (including any party who surrenders Receipts after termination of this Deposit Agreement) of a Receipt. The Company or the Depositary will pay, in accordance with Section 5.09 of the Deposit Agreement, all other charges and expenses of the Depositary, with the exception of (1) any tax, duty or other governmental charge (including, without limitation, any amounts in respect of any applicable stamp taxes), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Share Registrar and accordingly applicable to transfers of Shares to the name of the Depositary or the Custodian or the nominee of either on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, (4) amounts deducted from the proceeds of sales as provided in the Deposit Agreement and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency into U.S. dollars as described in paragraph (10) (which are reimbursable out of such foreign currency). The Depositary may charge any Holder a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) with respect to (i) Receipts which are issued in connection with any distribution of Shares as described in paragraph (10) or (ii) additional or new Receipts which are issued as described in paragraph (13). In addition, the Depositary may charge a fee of up to $0.02 per American Depositary Share with respect to any cash distribution made pursuant to the Deposit Agreement, including such cash distributions made pursuant to paragraph (10) and a fee of up to $0.05 per American Depositary Share with respect to the distribution of rights pursuant to paragraph (10) hereof.

(7) Title to Receipts.  It is a condition of this Receipt, and every successive Holder hereof by accepting or holding this Receipt consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8) Validity of This Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized signatory of such Receipt Registrar or any co-registrar.

(9) [Reserved].

(10) Dividends and Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into U.S. dollars and distribute the amount thus received to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and applicable fees and charges of, and expenses incurred by, the Depositary. If in the judgment of the Depositary any amount received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders entitled thereto for whom such conversion and distribution is not practicable. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the approval of the Company, and will if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or distribution, after deduction or upon payment of (a) the fees and charges of, and expenses incurred by, the Depositary and (b) taxes. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into U.S. dollars if not in U.S. dollars, to the Holders entitled thereto. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method, as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the distribution of the net proceeds of any such sale by the Depositary to the Holders entitled hereto as in the case of a distribution received in cash.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in U.S. dollars or in pounds sterling to such Holders; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible by such means, or (b) if making such rights available is not lawful or not feasible by such means, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto, net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges, upon an averaged or other practicable basis without regard to any distinctions among such Holders on account of exchange restrictions, the date of delivery of any Receipt or Receipts under the Deposit Agreement or otherwise.

(11) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will, after consultation with the Company, fix a record date which date shall, to the extent practicable, be the same as the record date fixed by the Company for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

(12) Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall as soon as practicable thereafter and, to the extent permitted by law, mail to the Holders a notice which will contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Articles and the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by the American Depositary Shares evidenced by their respective Receipts and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with such instructions. The Depositary agrees not to vote the amount of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt. In accordance with the Articles and Scots law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company’s request for information of the nature referred to in paragraphs (20) and (21) may result, inter alia, in withdrawal of the voting rights attaching to the Shares underlying the Receipts held by that Holder and thus of the rights described in this paragraph to direct the voting of Deposited Securities underlying such Receipts.

(13) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may with the approval of the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(14) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at the Depositary’s Office or at any other designated transfer office any reports and communications received from the Company which are both (a) received by the Depositary or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books at its transfer office in New York City for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders and the Company and the Share Registrar provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Receipts, the Shares or the Articles.

(15) Withholding. Notwithstanding any other provision of the Deposit Agreement, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Holders shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(16) Liability of the Depositary, the Company and the Directors. None of the Depositary, the Company and any Director shall incur any liability to any Holder of this Receipt if, by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, the Company and any Director shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. None of the Depositary, the Company and any Director assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders, except that each agrees to use its or his reasonable efforts and good faith in the performance of its or his obligations set forth in the Deposit Agreement. None of the Depositary, the Company and any Director shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its or his opinion may involve it or him in expense or liability, unless indemnity satisfactory to it or him against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. None of the Depositary, the Company and any Director shall be liable for any action or non-action by it or him in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it or him in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or non-action is in good faith. Subject to the Articles, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary and the Custodian against and hold each of them harmless from any liability, cost or expense that may arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and the Receipts and (b) out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States, (i) by the Depositary or the Custodian, except for any liability primarily arising out of the negligence or bad faith of, or breach of the Deposit Agreement or any other agreement by either of them, and, except to the extent that such liability, cost or expense arises out of information relating to the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or preliminary placement memorandum) relating to the Shares represented by the American Depositary Shares, or omissions from such information or (ii) by the Company or any of its agents. The Depositary agrees to indemnify the Company and to hold it harmless from any such liability, cost or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted to be performed by the Depositary or Custodian primarily due to their negligence or bad faith or breach of the Deposit Agreement. The Depositary and its agents shall not be liable for any acts or omissions made by a predecessor or successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly before the appointment of or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.

(17) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do, such resignation to take effect upon the appointment of a successor depositary as provided in the Deposit Agreement. The Depositary may at any time be removed as Depositary by the Company by written notice of such removal, such termination to take effect upon appointment of a successor depositary as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute custodian and the term “Custodian” shall refer to such substitute.

(18) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes (including, without limitation, stamp taxes) and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts, provided that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts, or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(19) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided under the Deposit Agreement, such termination to become effective by the Depositary mailing notice thereof to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice, for such termination. If any Receipts remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of. two years from the date of termination, the Depositary may sell the Deposited Securities then held by it under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

(20) Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Receipt or the Deposit Agreement, the Holder hereof agrees to comply with requests from the Company, pursuant to the Articles or the Companies Act, to provide information as to the capacity in which such Holder owns Receipts, the identity of any other person interested (as defined in the Articles or the Companies Act) in this Receipt and the nature and extent of such interest and any other information required by such request. The Holder hereof acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying this Receipt and, if such Shares, together with all other such Shares in which such Holder has an interest, represent 0.25 percent or more of the nominal value of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying this Receipt. The Holder hereof agrees to comply with the provisions of the Articles and the Companies Act with regard to notification to the Company of interests in Shares.

(21) Certain Definitions. Terms used in this Receipt which are not otherwise defined shall have the respective meanings ascribed to them in the Deposit Agreement.

(22) Headings. Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

(23) Governing Law. The Deposit Agreement and this Receipt shall be interpreted and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by the laws of the State of New York.

(24) Available Information to the Commission.  The Company currently furnishes to the Commission certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, and otherwise complies with the exemption provided by such Rule. Should the Company cease to furnish the Commission with reports as set forth above while the Deposit Agreement is in effect, it will be subject to the periodic reporting and other requirements under the Securities Exchange Act of 1934, and in accordance therewith file reports and other information with the Commission. Reports and other information furnished by the Company to the Commission can be inspected by Holders of Receipts and copied at public reference facilities maintained by the Commission in Washington, D.C.